As filed with the Securities and Exchange Commission on December 30, 2020

Registration No. 333-195880

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 4

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APPROACH RESOURCES INC.*

(Exact name of registrant as specified in its charter)

Delaware	51-0424817
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

One Ridgmar Centre

6500 West Freeway, Suite 900

Fort Worth, Texas 76116

(817) 989-9000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Joshua E. Dazey

Executive Vice President – Legal

Approach Resources Inc.

One Ridgmar Centre

6500 West Freeway, Suite 900

Fort Worth, Texas 76116

(817) 989-9000

(Name, address, including zip code, and

telephone number, including area code, of agent for service)

Copy to:

Jessica W. Hammons

Thompson & Knight LLP

One Arts Plaza

1722 Routh Street, Suite 1500

Dallas, Texas 75201-2533

(214) 969-1700

Approximate date of commencement of proposed sale to the public:

Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

*ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Each of the following subsidiaries and each other subsidiary of Approach Resources Inc. that becomes a guarantor of certain of the securities registered hereby, is hereby deemed to be a registrant.

Exact Name as Specified in their Charters	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Approach Resources I, LP	Texas	20-0415316
Approach Oil & Gas Inc.	Delaware	20-1997957
Approach Operating, LLC	Delaware	54-2131981
Approach Delaware, LLC	Delaware	20-0507483
Approach Services, LLC	Delaware	45-4733806
Approach Midstream Holdings LLC	Delaware	45-5634122

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 4 (this “Post-Effective Amendment No. 4”) relates to the following Registration Statement on Form S-3 (as amended, the “Registration Statement”) filed by Approach Resources Inc. (the “Company”) and the additional subsidiary guarantor registrants identified above (collectively, the “Registrants”) with the Securities and Exchange Commission (the “SEC”):

1.

Registration Statement on Form S-3 (File No. 333-195880), filed with the SEC on May 12, 2014, as amended by Post-Effective Amendment No. 1 filed with the SEC on February 26, 2015, as amended by Post-Effective Amendment No. 2 filed with the SEC on March 6, 2015, and as amended by Post-Effective Amendment No. 3 filed with the SEC on May 1, 2015, pertaining to the registration of up to a proposed maximum aggregate offering amount of $500,000,000 of (a) the Company’s common stock, par value $0.01 per share; (b) preferred stock, par value $0.01 per share; (c) depositary shares, each of which represents a fraction of a share of a particular series of preferred stock; (d) warrants for the purchase of common stock; (e) rights to purchase common stock, preferred stock or other securities that are registered under the Registration Statement; and (f) debt securities, which may be fully, irrevocably and unconditionally guaranteed on an unsecured basis by the subsidiaries of the Company named as co-registrants.

On November 18, 2019, the Company and all of its subsidiaries filed voluntary petitions seeking relief under chapter 11 (“Chapter 11”) of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Court”) under the caption In re Approach Resources Inc., et al., Case No. 19-36444 (Bankr. S.D. Tex.) (the “Chapter 11 Cases”). On September 14, 2020, the Court entered an Order Approving (a) The Sale of Substantially All of the Debtors’ Assets Free and Clear of All Liens, Claims, Encumbrances and Interests; and (b) The Assumption and Assignment of Certain Contracts and Unexpired Leases [Dkt. No. 605], pursuant to which the Court approved the sale of substantially all of the Company’s assets to Zarvona III-A, L.P. pursuant to that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) dated as of September 3, 2020. The transactions contemplated by the Asset Purchase Agreement closed September 30, 2020. On October 30, 2020, the Company filed the Joint Plan of Liquidation of Approach Resources Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Dkt. No. 643], and subsequently filed the First Amended Joint Plan of Liquidation of Approach Resources Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Dkt. No. 661] on November 9, 2020 and the Second Amended Plan of Liquidation of Approach Resources Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Dkt. No. 670] (the “Plan”) on November 12, 2020. On December 16, 2020, the Court entered an order (the “Confirmation Order”), pursuant to which the Court approved and confirmed the Plan, as amended by the Confirmation Order as applicable.

In connection with the Chapter 11 Cases, the Registrants have terminated any and all offerings pursuant to the Registration Statement. In accordance with the undertaking made by the Registrants in the Registration Statement to remove from registration, by means of this Post-Effective Amendment No. 4, any of the securities that had been registered which remain unsold at the termination of the offering, the Registrants hereby remove from registration all of such securities registered under the Registration Statement which remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities registered under the Registration Statement which remain unsold as of the date hereof, and the Registrants hereby terminate the effectiveness of such Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 30, 2020.

APPROACH RESOURCES INC.

By:	/s/ Sergei Krylov
Sergei Krylov
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Sergei Krylov	President and Chief Executive Officer (Principal Executive Officer)	December 30, 2020
Sergei Krylov

/s/ Ian Shaw	Executive Vice President – Finance and Accounting (Principal Financial and Accounting Officer)	December 30, 2020
Ian Shaw

/s/ James C. Crain James C. Crain	Director and Chairman of the Board	December 30, 2020

/s/ Vean J. Gregg III Vean J. Gregg III	Lead Independent Director	December 30, 2020

/s/ Alan D. Bell Alan D. Bell	Director	December 30, 2020

/s/ Matthew R. Kahn Matthew R. Kahn	Director	December 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 30, 2020.

APPROACH RESOURCES I, LP

By:	Approach Operating, LLC,
its sole general partner

By:	/s/ Sergei Krylov
Sergei Krylov
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Sergei Krylov	President and Chief Executive Officer* (Principal Executive Officer)	December 30, 2020
Sergei Krylov

/s/ Ian Shaw	Executive Vice President – Finance and Accounting (Principal Financial and Accounting Officer)**	December 30, 2020
Ian Shaw

*	Sergei Krylov serves as the President and Chief Executive Officer of Approach Operating, LLC, which is the sole general partner of Approach Resources I, LP.
**	Ian Shaw serves as the Executive Vice President – Finance and Accounting of Approach Operating, LLC, which is the sole general partner of Approach Resources I, LP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 30, 2020.

APPROACH OIL & GAS INC.

By:	/s/ Sergei Krylov
Sergei Krylov
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Sergei Krylov	President, Chief Executive Officer and Director (Principal Executive Officer)	December 30, 2020
Sergei Krylov

/s/ Ian Shaw	Executive Vice President – Finance and Accounting (Principal Financial and Accounting Officer)	December 30, 2020
Ian Shaw

/s/ Troy Hoefer Troy Hoefer	Director	December 30, 2020

/s/ Josh Dazey Josh Dazey	Director	December 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 30, 2020.

APPROACH OPERATING, LLC
APPROACH DELAWARE, LLC
APPROACH SERVICES, LLC
APPROACH MIDSTREAM HOLDINGS LLC

By:	/s/ Sergei Krylov
Sergei Krylov
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Sergei Krylov	President and Chief Executive Officer* (Principal Executive Officer)	December 30, 2020
Sergei Krylov

/s/ Ian Shaw	Executive Vice President – Finance and Accounting (Principal Financial and Accounting Officer)**	December 30, 2020
Ian Shaw

*	Sergei Krylov serves as the President and Chief Executive Officer of Approach Operating, LLC, Approach Delaware, LLC, Approach Services, LLC and Approach Midstream Holdings LLC.
**	Ian Shaw serves as the Executive Vice President – Finance and Accounting of Approach Operating, LLC, Approach Delaware, LLC, Approach Services, LLC and Approach Midstream Holdings LLC.